Exhibit 10.6

THE SHARES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS A REGISTRATION STATEMENT UNDER THE ACT WITH RESPECT TO SUCH SHARES HAS BECOME EFFECTIVE OR UNLESS THE SUBSCRIBER ESTABLISHES TO THE SATISFACTION OF THE COMPANY THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

HICKOK INCORPORATED

SUBSCRIPTION AGREEMENT

To: Hickok Incorporated

10514 Dupont Avenue

Cleveland, Ohio 44108

In connection with the private offering of Class B Common Shares (the "Shares") of Hickok Incorporated, an Ohio corporation (the "Company"), and subject to the Company's acceptance hereof, and the other terms and conditions set forth herein, the undersigned subscriber (the "Subscriber"), hereby subscribes for and agrees to purchase from the Company, Shares having an aggregate purchase price of Thirty Seven Thousand Dollars ($37,000) (the "Purchase Price").

    Payment for Shares. Subscriber agrees to pay the Purchase Price, no later than December ___, 2011, by bank wire transfer, delivery to the Company of a bank cashier's check payable to the order of "Hickok Incorporated" in the amount of the Purchase Price, or by such other means as the Company shall deem acceptable.

    B. Share Price. The price per Share for the Shares to be purchased pursuant to this Subscription Agreement (the "Agreement") shall be $1.85 (the "Share Price").

    C. Subject to the Company's Acceptance. The Company will not be deemed to have accepted this Agreement with respect to any Shares unless and until this Agreement has been signed below by a duly authorized officer of the Company. Until then, this Agreement will be deemed to be merely an offer by Subscriber to subscribe for the Shares unless and until it has been accepted by the Company.

    D. Subscriber May Cancel Agreement. Subscriber may cancel this Agreement at any time prior to such time as Subscriber shall have tendered payment of the Purchase Price in full to the Company as set forth in Section A hereof by delivering written notice to the Company at the address set forth above.

    Issuance of Shares. As soon as practicable after Subscriber has paid the Purchase Price in full, the Company will issue a certificate or certificates representing the Shares registered in Subscriber's name. Subscriber will not have any of the rights of a shareholder of the Company with respect to any of such Shares until the Company shall have received from Subscriber the full amount of the Purchase Price. Upon receipt of such payment, the Shares will be duly authorized, validly issued, fully paid and nonassessable.

    Restricted Securities. Subscriber understands and acknowledges that none of the Shares will be registered or qualified under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "1933 Act"), or under any state securities laws; that all of the Shares will constitute "restricted securities" as defined in Rule 144 under the 1933 Act; and that while so restricted none of the Shares will be traded or tradable. Subscriber understands and acknowledges that: (i) the Shares may not be transferred unless they become registered under the 1933 Act, or unless it is established to the Company's satisfaction that an exemption from such registration is available; (ii) except as set forth in that certain Registration Rights Agreement, dated December __, 2011, among the Company, Subscriber and the Aplin Family Trust, the Company will have no obligation to provide any such registration under the 1933 Act or to take such steps as are necessary to permit sale of the Shares without such registration pursuant to Rule 144 or otherwise; (iii) at such time as the Shares be disposed of in routine sales without registration in reliance on Rule 144, such dispositions may be made only in accordance with all of the terms and conditions of Rule 144; (iv) if the Rule 144 exemption is not available, compliance with some other exemption from registration under the 1933 Act will be required; and (v) all certificates representing Shares will bear a legend concerning the foregoing restrictions on transfer.

    Representations and Warranties of Subscriber. In order to induce the Company to accept this Agreement, Subscriber hereby represents and warrants to the Company as set forth in this Section G. Subscriber acknowledges and agrees that such representations and warranties will survive the sale of the Shares to Subscriber hereunder, and that the Company will be relying on the accuracy of these representations and warranties in selling any Shares to Subscriber:

    (1) All information, representations and warranties by or concerning Subscriber in this Agreement are true, correct and complete in all respects as of the time of Subscriber's execution and delivery hereof to the Company, and will continue to be true, correct and complete in all respects as of the time of the acceptance of this Agreement by the Company.

    (2) Subscriber's residence address and Social Security Number are correctly set forth on the signature page to this Agreement.

    (3) Subscriber is acquiring the Shares solely for Subscriber's own account, for investment purposes only, and not with a view to, or with any present intention of, any resale or distribution of the Shares or any part thereof or to divide Subscriber's participation with others, and no person other than Subscriber has any interest in or right to the Shares or has contributed or will contribute any funds to Subscriber for the purchase thereof.

    (4) Subscriber has sufficient knowledge and experience in financial and business matters in general that Subscriber is capable of evaluating the merits and risks of an investment in the Shares.

    (5) Subscriber has been informed, understands and acknowledges that Subscriber's investment in the Shares is a speculative investment and involves a high degree of risk, and that the amount realized on such investment may be less than the amount invested. In evaluating Subscriber's investment in the Shares, Subscriber has consulted with Subscriber's own investment, legal and tax advisors and has concluded that such investment is not inconsistent with and is appropriate in light of Subscriber's overall investment objectives, financial condition and liquidity requirements. Subscriber is familiar with the nature of and risks attendant to an investment of the type contemplated hereby, the tax aspects of an investment of such type, and is financially and otherwise capable of bearing the economic risk of such investment and can afford the loss of the total amount of such investment.

    (6) Subscriber understands and acknowledges that (i) the Shares have not been registered under the 1933 Act or any state securities laws in reliance upon specific exemptions thereunder for transactions not involving any public offering, and the availability of such exemptions depends in part upon the accuracy of Subscriber's representations and warranties herein, (ii) the 1933 Act and applicable state securities laws impose substantial restrictions on the transferability of the Shares, and (iii) Subscriber may be unable to liquidate Subscriber's investment in the Shares and, as a result, may have to hold the Shares and bear the economic risk of Subscriber's investment for an indefinite period of time.

    (7) Subscriber has full power, authority and capacity to execute, deliver and perform this Agreement in accordance with the terms hereof. This Agreement constitutes Subscriber's valid and binding obligations, enforceable against Subscriber in accordance with the terms hereof, except to the extent that such enforceability may be limited by bankruptcy, insolvency or other similar laws or by general equitable principles. Subscriber's execution, delivery and performance of this Agreement will not conflict with or cause a breach or violation of any document, instrument, agreement, law, regulation, judgment or order by which Subscriber is in any way bound.

    (8) Other than as contemplated by this Agreement, Subscriber covenants that neither it nor any person acting on its behalf or pursuant to any understanding with it will engage in any transactions in the securities of the Company (including short sales or other hedging activities) prior to the time that the transaction contemplated by this Agreement is completed.

    (9) Subscriber acknowledges that he has received and reviewed a copy of the Company's (a) Annual Report on Form 10-K for the fiscal year ending September 30, 2010; (b) Proxy Statement for its Annual Meeting of Shareholders filed with the SEC on January 25, 2011; (c) Quarterly Reports on Form 10-Q for the periods ending December 31, 2010, March 31, 2011 and June 30, 2011; (d) Current Reports on Form 8-K dated December 22, 2010, January 5, 2011, February 14, 2011, March 2, 2011, April 18, 2011, May 13, 2011, August 12, 2011 and August 22, 2011; (e) unaudited statements of income for each of the months ended July 31, August 31, and September 30, 2011 and (f) unaudited balance sheet dated September 30, 2011. In addition, Subscriber acknowledges that he and his representatives have had access to such additional information concerning the Company as he deemed necessary or appropriate to make an informed investment decision with respect to the transactions contemplated by this Agreement, including access to and an opportunity to ask questions of the Company's management (which questions have been responded to by such persons to the Subscriber's satisfaction).

    (10) Subscriber is an accredited investor within the meaning of Rule 501(a) under the Securities Act of 1933, as amended.

    Representations and Warranties of the Company. In order to induce Subscriber to enter into this Agreement, the Company, subject to its acceptance hereof, represents and warrants to Subscriber as set forth in this Section H. Such representations and warranties will survive the purchase of the Shares by Subscriber hereunder, and Subscriber will be relying on the accuracy of these representations and warranties in purchasing any Shares:

    (1) The Company's execution, delivery and performance of this Agreement and the issuance and sale by the Company of the Shares hereunder will be within the Company's corporate power and authority, and will be duly authorized by all necessary corporate proceedings.

    (2) The Company's execution, delivery and performance of this Agreement and the issuance and sale by the Company of the Shares hereunder will not require the approval or consent of, or any filing with, any governmental authority or agency, except for such filings contemplated by or required under the 1933 Act or any applicable state securities laws.

    (3) Upon the Company's receipt from Subscriber of the Purchase Price, the Shares will be duly authorized, validly issued, fully paid and nonassessable.

    (4) The representations and warranties of the Company to the Subscriber set forth in Section 5 of that certain Convertible Loan Agreement dated December __, 2011 among the Company, Subscriber and the Aplin Family Trust are incorporated herein and made a part of this Agreement by reference.

    Legend. All certificates representing the Shares shall bear a legend in substantially the following form:

    "The securities represented hereby have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws, and may not be sold, transferred or otherwise disposed of unless a registration statement under the Securities Act and any applicable state securities laws with respect to such shares has become effective or unless the holder hereof establishes to the satisfaction of the Company that an exemption from such registration is available."

    Non-Transferability; Binding Effect. Subscriber's rights under this Agreement may not be sold, assigned, pledged, transferred or otherwise disposed of by Subscriber, whether in whole or in part, and whether by operation of law or otherwise, and any attempted act of assignment or transfer of Subscriber's rights hereunder will be void and of no force or effect.

    Entire Agreement. This Agreement sets forth the entire understanding and agreement between Subscriber and the Company with respect to Subscriber's subscription and purchase of the Shares, superseding any and all prior agreements between Subscriber and the Company or any other person concerning such subject matter, and there are no representations, warranties, covenants, agreements or understandings by or between the parties concerning such subject matter other than those that are expressly set forth herein. This Agreement may not be amended except by a writing which specifically references this Agreement and which is signed by Subscriber and by the Company by its duly authorized officer.

    Miscellaneous. The section headings used herein are intended solely for convenience of reference, do not themselves form a part of this Agreement, and may not be given effect in construing this Agreement. Whenever the context requires herein, the neuter gender includes the masculine or feminine, and the singular number includes the plural. This Agreement may be executed and delivered in multiple counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio applicable to contracts made and to be performed entirely within such State.

[Signature Page Follows.]

In witness of the foregoing, Subscriber has executed and delivered this Agreement to the Company on and as of the date next written below.

SUBSCRIBER:

ROUNDBALL, LLC

/s/ Fredrick N Widen

Name: Fredrick N Widen

Date: December 30, 2011

Subscriber's Residence Address (please print):

c/o Fredrick N Widen

1660 West 3rd. St, Suite 1100

Telephone Number: (216) 583-7340

Subscriber's Employer Identification Number:

ACCEPTANCE

Subject to the terms and conditions set forth therein, the foregoing Agreement and the subscription evidenced therein is hereby accepted by the Company with respect to the number of Shares written below.

Number of Shares accepted: 20,000 HICKOK INCORPORATED

/s/ Robert L Bauman

Name: Robert L Bauman

Title: President and CEO

Date: December 30, 2011